Exhibit 99.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 15, 2018 by and among ReWalk Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), and Timwell Corporation Limited (the “Investor”).

RECITALS

WHEREAS, on March 6, 2018, the Company and the Investor entered into that certain investment agreement (the “Investment Agreement), relating to the sale to the Investor of 16,000,000 ordinary shares, par value NIS 0.01 per share, of the Company (“Ordinary Shares”), in which the Investor agreed to pay certain consideration for such 16,000,000 Ordinary Shares in three separate tranches, subject to the satisfaction of certain conditions precedent provided therein, namely, $5 million for 4,000,000 shares in the first tranche (the “First Tranche Purchased Shares”), $10 million for 8,000,000 shares in the second tranche (the “Second Tranche Purchased Shares”) and $5 million for 4,000,000 shares in the third tranche (the “Third Tranche Purchased Shares,” and collectively with the First Tranche Purchased Shares and the Second Tranche Purchased Shares, the “Purchased Shares”);

WHEREAS, the Purchased Shares, to the extent already issued, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such Purchased Shares may not be offered or sold absent an effective registration statement or an exemption from the registration requirements under the applicable federal and state securities laws; and

WHEREAS, in connection with the Investment Agreement, the Company and the Investor are entering into this Agreement to facilitate the registration of the Purchased Shares under the Securities Act.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. The Company covenants and agrees as follows:

(i) “Blackout Period” means (a) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect; provided, that, the foregoing restriction shall not apply with respect to the Holder if (I) the Holder or any assignee thereof under the Investment Agreement no longer has a right to designate any director nominees pursuant to the Investment Agreement and (II) the offering under the relevant registration statement does not involve an Underwritten Offering and (b) in the event that the Company determines in good faith that the registration would reasonably be expected to materially adversely affect any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public.

(ii) The term “Business Day” means any day other than days on which banks in the State of New York or Israel are required or authorized to close.

(iii) The term “Form S-3” means Form S-3 under the Securities Act, Form F-3 under the Securities Act or any successor form thereto.

(iv) The term “Holder” means the Investor or any assignee thereof in accordance with Section 3 hereof.

(v) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document under the Securities Act.

(vi) The term “Registrable Shares” means (i) the Purchased Shares and (ii) any securities issued or issuable to, any Holder with respect to the Purchased Shares (including, by way of share dividend, share split, distribution, exchange, combination, merger, amalgamation, recapitalization, reorganization or otherwise); provided, that, the following shall not be deemed Registrable Shares: (i) any Ordinary Shares (a) disposed of in a registered sale pursuant to an effective registration statement under the Securities Act, (b) disposed of pursuant to Rule 144 thereunder;(ii) all Ordinary Shares held by a Holder, in the event that such Holder may dispose of all such Ordinary Shares without restriction pursuant to Rule 144 under the Securities Act; or (iii) any Ordinary Shares sold in a transaction in which the transferor’s rights under this Agreement are not assigned in accordance with the provisions herein or Section 6.5(a) of the Investment Agreement.

(vii) The term “Rule 144” means Rule 144 under the Securities Act.

(viii) The term “SEC” means the Securities and Exchange Commission.

(ix) The term “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, including any Piggyback Underwritten Offering.

2. Registration.

Section 2.01. Demand Registration.

(i) On or after the date of the closing of the sale of the First Tranche Purchased Shares (the “First Tranche Closing”), as provided in Section 1.3 of the Investment Agreement, subject to the lapse or termination of restrictions on transfer in Section 6.5(a) of the Investment Agreement, if the Company shall receive from a Holder a request (the requesting Holder shall be referred to herein as the “Requesting Holder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Holder’s Registrable Shares, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(a) subject to the restrictions set forth in Section 2.01(v) hereof (and, during the first 18 months following the Third Tranche Closing, provided that the Registrable Shares may be transferred in accordance with the restrictions set forth in Section 6.5(a) of the Investment Agreement), all Registrable Shares for which the Requesting Holder has requested registration under this Section 2.01, and

(b) subject to the restrictions set forth in Sections 2.01(v) and 2.02 hereof, all other Registrable Shares of the same class as those requested to be registered by the Requesting Holder that any Holder or Holders (all such Holders, together with the Requesting Holder, the “Registering Holders”) have requested the Company to register pursuant to Section 2.02, by request received by the Company within seven (7) Business Days after such Holders receive the Company’s notice of the Demand Registration,

2

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; provided, that, (x) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Shares requested to be included in such Demand Registration equals or exceeds $5,000,000, (y) the Company shall not be obligated to effect more than two (2) Demand Registrations, and (z) the Company shall not be obligated to effect a Demand Registration within less than ninety (90) days after (I) any other completed Demand Registration or (II) the effective date of a registration statement or the completion of a Piggyback Underwritten Offering pursuant to Section 2.02, in which the Requesting Holders in the Demand Registration had an opportunity to participate, other than a registration or Piggyback Underwritten Offering pursuant to the provisions of Section 2.02(ii) from which more than 20% of the Registrable Shares of the Requesting Holders that were previously requested to be included were excluded.

(ii) Promptly after the expiration of the seven (7) Business-Day period referred to in Section 2.01(i)(b), the Company will notify all Registering Holders of the identities of the other Registering Holders and the number of Registrable Shares requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Holder may revoke such request, without liability to any of the other Registering Holders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (a) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (b) the Requesting Holder reimburses the Company for all Registration Expenses of such revoked request.

(iii) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, except as set forth in Section 2.01(ii)(b).

(iv) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (I) has become effective under the Securities Act and (II) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Shares of the Registering Holders included in such registration have actually been sold thereunder); provided, that, such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court

(v) If a Demand Registration involves an Underwritten Offering and the managing underwriter advises the Company and the Requesting Holder that, in its view, the number of Registrable Shares requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Shares) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(a) first, all Registrable Shares requested to be included in such registration by all Registering Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Registering Holders on the basis of the relative number of Registrable Shares held by each such Holder); and

(b) second, any securities proposed to be registered by the Company (including for the benefit of any other Persons not party to this Agreement).

3

(vi) The Company shall only be obligated to include the applicable Registrable Shares of the Holder in a registration statement pursuant to this Section 2.01 to the extent the Holder has duly completed and delivered to the Company a selling shareholder questionnaire in the form reasonably satisfactory to the Company for such Registration Statement and delivered by the Company to the Holder reasonably in advance (the “Selling Holder Questionnaire”) as the date that is two (2) Business Days before the proposed filing date for such registration statement.

Section 2.02. Piggyback Registration.

(i) On or after the date of the First Tranche Closing as provided in Section 1.3 of the Investment Agreement, other than in connection with a request for registration pursuant to Section 2.01 or 2.03 of this Agreement, subject to the lapse or termination of restrictions on transfer in Section 6.5(a) of the Investment Agreement, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (a) a prospectus supplement to an effective registration statement on Form S-3 (a “Shelf Registration Statement”), or (b) a registration statement other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act (a “415 Non-Shelf Registration Statement”), in either case, for the sale of Ordinary Shares for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggyback Registration”), then as soon as practicable but not less than twenty (20) Business Days prior to the filing of (I) any preliminary prospectus supplement relating to such Piggyback Registration pursuant to Rule 424(b) under the Securities Act, (II) any prospectus supplement relating to such Piggyback Registration pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (III) such 415 Non-Shelf Registration Statement, as the case may be, the Company shall give notice of such proposed Piggyback Registration to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggyback Registration such number of Registrable Shares as each such Holder may request in writing. Each such Holder shall then have fifteen (15) Business Days after receiving such notice to request in writing to the Company inclusion of Registrable Shares in the Piggyback Registration, except that such Holders shall have two (2) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Shares in the Piggyback Registration in the case of a “bought deal,” “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, provided, that, the Registrable Shares may be transferred in accordance with the restrictions set forth in Section 6.5(a) of the Investment Agreement, the Company shall use reasonable best efforts to effect the registration in any registration statement of any of the Holders’ Registrable Shares requested to be included on the terms set forth in this Agreement. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Shares in the Piggyback Registration as to which such withdrawal was made.

4

(ii) If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(v) shall apply) (a “Piggyback Underwritten Offering”) and the managing underwriter advises the Company that, in its view, the number of securities that the Company and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(a) first, so much of the securities proposed to be offered for the account of the Company (or, if such registration is pursuant to a demand by a Person that is not a Holder, for the account of such other Person) as would not cause the offering to exceed the Maximum Offering Size;

(b) second, all Registrable Shares requested to be included in such registration by any Holders pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Shares so requested to be included in such registration by each); and

(c) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(iii) Registration pursuant to this Section 2.02 shall not be deemed to be a Demand Registration or Underwritten Takedown as described in Section 2.01 or Section 2.03. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Shares under this Section 2.02.

(vi) The Company shall only be obligated to include the applicable Registrable Shares of the Holder in a registration statement or prospectus supplement pursuant to this Section 2.02 to the extent the Holder has duly completed and delivered to the Company a Selling Holder Questionnaire for such registration statement as the date that is two (2) Business Days before the proposed filing date for such registration statement or prospectus supplement, as applicable.

(v) The Company shall be liable for and pay all Registration Expenses in connection with any Piggyback Registration.

Section 2.03. Shelf Registration.

(i) On or after the date of the First Tranche Closing, as provided in Section 1.3 of the Investment Agreement, if at any time the Company is eligible to use Form S-3, subject to the lapse or termination of restrictions on transfer in Section 6.5(a) of the Investment Agreement, any Holder may request the Company to effect a registration of its Registrable Shares on Form S-3 (a “Shelf Registration Statement”); provided, that, (a) the Registrable Shares may be transferred in accordance with the restrictions set forth in Section 6.5(a) of the Investment Agreement and (b) the Company shall not be obligated to effect more than four (4) Underwritten Offerings by a Requesting Holder from such Shelf Registration Statement (an “Underwritten Takedown”). The provisions of Section 2.01 (other than the proviso in Section 2.01(i)(b)(y)) shall apply mutatis mutandis to each Underwritten Takedown in this Section 2.03, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering; provided, that, Registering Holders shall only include Holders whose Registrable Shares are included in such Shelf Registration Statement or may be included therein without the need for an amendment to such Shelf Registration Statement (other than an automatically effective amendment).

5

(ii) If the Company shall receive a request from a Holder that the Company effect a Shelf Registration Statement, then the Company shall promptly give notice of such requested registration at least ten (10) Business Days prior to the anticipated filing date of the Shelf Registration Statement to the other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(a) all Registrable Shares for which the Requesting Holder has requested registration under this Section 2.03, and

(b) all other Registrable Shares of the same class as those requested to be registered by the Requesting Holder that any other Holders have requested the Company to register by request received by the Company within seven (7) Business Days after such Holders receive the Company’s notice of the Shelf Registration, all to the extent necessary to permit the registration of the Registrable Shares so to be registered on such Shelf Registration.

(iii) At any time prior to the effective date of the Shelf Registration Statement, the Requesting Holders may revoke such request, without liability to any of the other Registering Holders, by providing a notice to the Company revoking such request.

(iv) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration Statement.

Section 2.04. Lock-Up Agreements.

(i) If any registration of Registrable Shares shall be effected in connection with an Underwritten Offering, the Company shall not effect any public sale or distribution of any Registrable Shares or other security of the Company (except as part of such Public Offering) during the period beginning fourteen (14) days prior to the effective date of the applicable registration statement or, in the case of an Underwritten Takedown, fourteen (14) days prior to launch of the offering, until ninety (90) days (or such shorter period as agreed by the underwriters) following the effective date of the applicable registration statement or, in the case of an Underwritten Takedown, ninety (90) days following the launch of the offering (or such shorter period as agreed by the underwriters).

(ii) In connection with any Underwritten Offering pursuant to Section 2.02, each Holder shall not effect any public sale or distribution of any Registrable Shares or other security of the Company (except as part of such Public Offering) during the period beginning fourteen (14) days prior to the effective date of the applicable registration statement or, in the case of an Underwritten Takedown, fourteen (14) days prior to launch of the offering, until ninety (90) days (or such shorter period as agreed by the underwriters) following the effective date of the applicable registration statement or, in the case of a Shelf Registration, ninety (90) days following the launch of the offering (or such shorter period as agreed by the underwriters); provided, that, the Holders shall not be subject to the provisions of this Section 2.04(ii) unless the Company’s directors and officers shall have signed lock-up agreements containing substantially similar terms.

Section 2.05. Registration Procedures. Whenever a Holder requests that any Registrable Shares be registered pursuant to Sections 2.01, 2.02 or 2.03 subject to the provisions of such Sections, the Company shall use reasonable best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request, the Company shall:

(i) as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than one-hundred eighty (180) days, or in the case of a Shelf Registration Statement, three years (or such shorter period in which all of the Registrable Shares of the Holders included in such registration statement shall have actually been sold). Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations;

6

(ii) after the filing of the registration statement, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus forming part thereof as may be necessary to keep such registration statement current and effective for the period specified in Section 2.05(i); provided, that, immediately following such period, the Company shall be permitted to file a post-effective amendment to such registration statement to deregister outstanding Ordinary Shares previously registered on such registration statement which are no longer Registrable Shares;

(iii) prior to the filing of a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is incorporated by reference therein), furnish to each applicable Holder a number of copies of such registration statement covering the Registrable Shares relating to such registration statement, and any prospectus, preliminary prospectuses and prospectus supplements in conformity with the requirements of the Securities Act and such other documents as each applicable Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares relating to such registration statement by each applicable Holder;

(iv) use commercially reasonable efforts to ensure that the Registrable Shares covered by the registration statement are listed for quotation on The Nasdaq Stock Market LLC (“Nasdaq”) as soon as practicable after their issuance;

(v) use commercially reasonable efforts to register or qualify or cooperate with each applicable Holder in connection with the registration or qualification of the Registrable Shares covered by such registration statement for offer and sale under the securities or “blue sky” laws of such jurisdictions in the United States as such Holder reasonably requests in writing and to keep such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to Section 2.05(i) above, and to do all other acts or things reasonably necessary or advisable to enable the disposition in such distributions of the Registrable Shares covered by such Registration Statement; provided, however, that the Company will not be required to: (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this Section 2.05(v); (b) subject itself to general taxation in any such jurisdiction; or (c) file a general consent to service of process in any such jurisdiction;

(vi) notify each applicable Holder holding Registrable Shares, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(vii) cooperate with the applicable Holders of Registrable Shares and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings made with the Financial Industry Regulatory Authority or any successor thereto (“FINRA”) in connection with the relevant registration or offering; and

(viii) in the case of each Registration Statement, notify each Holder promptly after it shall receive notice or obtain knowledge of any of the events set forth in Sections 2.07(i)(a) through 2.07(i)(d) and, in the case of the events set forth in Sections 2.07(i)(a) through 2.07(i)(c), use reasonable best efforts to prevent or address the occurrence of such event so as to permit such Registration Statement to be used for offers and sales of the applicable Registrable Shares as promptly as practicable.

7

Section 2.06. Holder’s Obligations With Respect to Registration.

(i) Each Holder shall (i) furnish such additional information as the Company may reasonably request in connection with the preparation of any registration statement, any prospectus, preliminary prospectuses or prospectus supplements in which such Holder’s Registrable Shares are being included pursuant hereto in order to permit the Company to comply with all applicable securities laws and rules, regulations and other requirements of the SEC; and (ii) complete, execute, acknowledge and/or deliver such additional questionnaires and other documents, certificates and instruments as are reasonably required by the Company in connection with the registration to be effected under this Agreement.

(ii) In the case of each registration statement, each Holder shall promptly notify the Company of any changes known to such Holder in the information set forth in such registration statement, or any related prospectus, preliminary prospectuses or prospectus supplements or Selling Holder Questionnaire regarding such Holder or its plan of distribution. Each Holder shall not use, distribute or otherwise disseminate any free writing prospectus, as defined in Rule 405 under the Securities Act, in connection with the sale of Registrable Shares pursuant hereto without the prior written consent of the Company.

(iii) Upon receipt of any Suspension Notice (as defined below), each Holder shall immediately discontinue disposition of Registrable Shares pursuant to all Registration Statements until such Holder receives copies of each supplemented or amended prospectus contemplated by Section 2.07 or until such Holder is advised in writing by the Company that the Suspension Period (as defined below) is no longer in effect, and, if so directed by the Company, deliver to the Company all copies of any prospectus, any preliminary prospectuses and prospectus supplements covering such Registrable Shares in such Holder’s possession at the time of receipt of such notice.

Section 2.07. Suspension; Sales of Registrable Shares Under the Registration Statements.

(i) In the case of any registration or offering pursuant to Sections 2.01, 2.02 or 2.03, and in the case of paragraph (a), (b) or (c) below, provided that the Company shall have complied with its obligations in Section 2.05(viii):

(a) in the event of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(b) in the event of the receipt by the Company of any notification the SEC or any other federal, state or foreign governmental authority of the suspension of the qualification or exemption from qualification of any of the Registrable Shares relating to such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) in the event of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of such registration statement for amendments or supplements to such registration statement or prospectus or for additional information, or any other of any event or circumstance other than those referred to in Section 2.07(d) below which, upon the advice of the Company’s counsel, necessitates the making of any changes in such registration statement, prospectus or any prospectus supplement, or any document incorporated or deemed to be incorporated therein by reference, so that neither such registration statement nor the prospectus or, if applicable, prospectus supplement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

8

(d) the Company is in a Blackout Period (which, in the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall declare by delivering to the such Holder or Holders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions described in clause (ii) of the definition of Blackout Period are met), the Company shall be entitled, from time to time, to provide written notice to the Holder or Holders, to require such Holder or Holders to suspend the use of the prospectus for sales of Registrable Shares relating to such Registration Statement (a “Suspension Notice”) for a period of time at the discretion of the Company (the “Suspension Period”). After the expiration of any Suspension Period and without any further request from a holder of Registrable Shares, the Company to the extent  necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to such Registration Statement or prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, with respect to the right described herein (a “Corporate Suspension”), (x) the Company shall have the right to invoke no more than two (2) Corporate Suspensions, in the aggregate, in any twelve (12)-month period, and (y) the duration of all Corporate Suspensions may not exceed one-hundred twenty (120) days in the aggregate in any twelve (12)-month period.

(ii) Provided that a Corporate Suspension is not then in effect, each applicable Holder may sell the Registrable Shares under the registration statement as long as, to the extent required by law, it arranges for delivery of a current prospectus and, if applicable, prospectus supplement or report, to the transferee of such Registrable Shares.

(iii) In the event of a sale of any Registrable Shares by a Holder under a registration statement pursuant to Sections 2.01, 2.02 or 2.03, such Holder shall deliver to the Company’s transfer agent, with a copy to the Company, a certificate of subsequent sale in the form reasonably satisfactory to the Company so that the Registrable Shares may be properly transferred. Assuming timely delivery to the Company’s transfer agent of one or more share certificates representing the Registrable Shares in proper form for transfer and assuming compliance by such Holder with the terms of this Agreement, the Company’s transfer agent will issue and make appropriate delivery of one or more share certificates in the name of the buyer so as to permit timely compliance by such Holder with applicable settlement requirements.

3. Assignment of Registration Rights. Subject to the restrictions set forth in Section 6.5(a) of the Investment Agreement and any other lock-up agreements, any rights referred to in Section 2 may be assigned (but only with all related obligations) by a Holder only to an Affiliate (as defined in the Investment Agreement) of such Holder, a Permitted Third Party Transferee (as defined in the Investment Agreement), or, in the event that the a majority of the directors of the Company (excluding any director nominated or designated by the Investor) approves the transfer of Registrable Shares by the Holder to any other transferee, such other transferee, provided, that, (a) the Company is, within a reasonable time prior to such assignment, furnished with written notice of the name and address of such assignee and the securities with respect to which such registration rights are being assigned; (b) such assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement in the same manner as the assignor by signing the joinder attached as Exhibit A hereto; and (c) as a result of the transfer, such transferee comes to beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 2,000,000 Registrable Shares.

9

4. Indemnification.

(i) For the purpose of this Section 4: (i) the term “Selling Holder Indemnified Parties” shall include all Holders and any individual, firm, corporation, trust, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality) (each, a “Person”), if any, who controls such Holder within the meaning of Section 15 of the Securities Act, including any officer, director, employee, trustee or Affiliate (as defined in the Investment Agreement) of such Holder; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, prospectus supplement, exhibit or amendment included in or relating to any Registration Statement.

(ii) Subject to Section 10.15 of the Investment Agreement, the Company shall indemnify and hold harmless each Selling Holder Indemnified Party (and its officers, directors, employees and Affiliates (as defined in the Investment Agreement)) from and against any losses, claims, damages, liabilities and expenses to which such Selling Holder Indemnified Party may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings in respect thereof) arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such Registration Statement, and the Company shall reimburse such Selling Holder Indemnified Party (and such Selling Holder Indemnified Party’s officers, directors, employees and Affiliates (as defined in the Investment Agreement)) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) any breach of representation or warranty by such Holder or Holders in this Agreement, (ii) an untrue statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Holder Indemnified Party specifically for use in preparation of or for inclusion in the Registration Statement, or (iii) out of sales of Registrable Shares made during a Suspension Period after notice is given pursuant to Section 2.07 hereof or the failure of the Selling Holder to comply with its covenants and agreements contained in this Agreement respecting the sale of the Registrable Shares.

(iii) Each Selling Holder shall indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages, liabilities and expenses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings in respect thereof) arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder specifically for use in preparation of or for inclusion in the Registration Statement, and such Selling Holder shall reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that such Selling Holder’s aforesaid obligation to indemnify, hold harmless and reimburse shall be limited to the gross proceeds (net of any underwriting discount or commissions) received from the sale by such Selling Holder of the Registrable Shares.

10

(iv) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 4(ii) or (iii) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 4(ii) or (iii) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 4 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

11

(v) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified person under Section 4(ii) or (iii) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Holder, on the other, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Selling Holder or other Selling Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Selling Holder and other Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 4. Notwithstanding the provisions of this Section 4, no Selling Holder shall be required to contribute any amount in excess of the amount of gross proceeds (net of any underwriting discounts or commissions) received from the sale by the Holders of the Registrable Shares to which such loss, claim, damage or liability relates exceeds the amount of any damages which such Holders have otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vi) The provisions of this Section 4 will remain in full force and effect, regardless of any investigation made by or on behalf of any shareholder or the Company or any of the officers, directors or controlling Persons referred to in this Section 4 hereof, and will survive the transfer of Registrable Shares.

(vii) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 4 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Shares which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Shares who was not guilty of fraudulent misrepresentation.

5. Underwritten Offerings. If a Holder intends to distribute Registrable Shares by means of an underwriting, it shall so advise the Company in writing. In such event, the underwriters of shall be one or more underwriting firms of nationally recognized standing selected by such Holder and reasonably acceptable to the Company. The right of a Holder to have its Registrable Shares included in an offering shall be conditioned upon such Holder entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

6. Registration Expenses. The Company shall pay expenses incident to the Company’s performance of or compliance with Section 2 hereof (the “Registration Expenses”) including, all registration, filing and FINRA fees, including fees payable in connection with the listing of securities on any securities exchange, fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of legal counsel in connection with blue sky qualifications of any Registrable Shares), expenses of printing certificates for any Registrable Shares in a form eligible for deposit with the Depository Trust Company, all word processing, duplicating and printing expenses, messenger and delivery expenses, internal expenses (including, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of legal counsel for the Company and of its independent registered public accounting firm (including the expenses of any management review, special audits or “cold comfort letters” required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) legal counsel and applicable local legal counsel for the Holders of Registrable Shares to be included in each relevant registration, selected by the Holders of a majority of the Registrable Shares to be included in such registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of legal counsel representing the Holders of Registrable Shares included in such Registration (other than such one (1) legal counsel and applicable local legal counsel) incurred in connection with the sale of Registrable Shares.

12

7. Reports under the Exchange Act. With a view to making available to the Holder the benefits of Rule 144, the Company agrees that until the date on which no Registrable Shares are outstanding, the Company shall use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under Exchange Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Holder, promptly upon request, (a) a written statement by the Company as to the status of its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested to permit the Holder to sell such Registrable Shares pursuant to Rule 144 without registration.

8. Governing Law. This Agreement shall be governed by and construed solely in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereunder. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (ii) if sent by nationally recognized overnight air courier, one Business Day after mailing, (iii) if sent by email or facsimile transmission, when transmitted and receipt is confirmed, or (iv) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

13

If to the Company, to:

Name:	ReWalk Robotics Ltd.
Address:	200 Donald Lynch Boulevard, Marlboro, MA 01752
Fax:	+508-251-2970
Email:	larry.jasinski@rewalk.com
Attn:	Larry Jasinski

with a copy to (which copy alone shall not constitute notice):
Name:	White & Case LLP
Address:	1221 Avenue of the Americas, New York, NY 10020-1095
Fax:	+ 1 212 354 8113
Email:	cdiamond@whitecase.com
Attn:	Colin Diamond

if to the Investor, to:
Name:	CONG NING
Address:	34/F, Block A, Shenzhen International Innovation Center, 1006 Shennan Road, Futian, Shenzhen, China
Fax:
Email:	n.cong@ambrumcapital.com
Attn:	Michelle LI (LI Xiu-Tian)

with a copy to (which copy alone shall not constitute notice)
Name:	Chun-Lin (Allen) Han
Address:	No. 326 Airport Road, Yantai, Shandong Province
Fax:	N/A
Email:	hanchunlin@realcan.cn
Attn:

10. Entire Agreement, Etc. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

11. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the Holder or Holders of the majority of Registrable Shares. Any amendment or waiver effected in accordance with this Section 4 shall be binding upon the Company, the Holder and each transferee of this Agreement.

12. Remedies Cumulative. No remedy herein conferred upon each Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

13. Unconditional Obligation; Waivers. The obligations of the Company to make the payments provided for in this Agreement are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. No waiver of any provision of this Agreement made by agreement of the Holder and any other person shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of the Company under this Agreement. No failure to exercise and no delay in exercising, on the part of the Holder, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege.

*   *   *   *   *   *

14

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

REWALK ROBOTICS LTD.

By:	/s/ Larry Jasinski
Name: Larry Jasinski
Title: CEO

TIMWELL CORPORATION LIMITED

By:	/s/ Xu Han
Name: Xu Han
Title: Director

[Signature page to the Registration Rights Agreement]

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of May 15, 2018 (as the same may be amended from time to time, the “Registration Rights Agreement”) among ReWalk Robotics Ltd. and the Holders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Holder” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ______________, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: